UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 8, 2024

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	333-273162	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GOAI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Background

On May 5, 2024, Eva Live Inc. (the “Company”) terminated its relationship with its independent registered public accounting firm, BF Borgers CPA PC (“BF BORGERS”). BF Borgers’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023, and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports.

Securities and Exchange Commission (the “SEC”) has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, the Company may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

Elimination of Goodwill

After SEC’s order on BF Borgers in May 2024, the Company reevaluated the significant transaction as reverse capitalization instead of a reverse acquisition. On September 28, 2021 (the ‘Acquisition Date’), the Company entered a reverse capitalization transaction (Acquisition) with EvaMedia Corp. (EvaMedia). As per SEC 7050 – Reverse Mergers, A reverse recapitalization is a transaction in which a shell company (as defined in Exchange Act Rule 12b-2) issues its equity interests to effect the acquisition of an operating company. Reverse recapitalization is accounted for as a capital transaction equivalent to the operating company (i.e., the accounting acquirer, EvaMedia) issuing its equity for the net assets of the shell company (the Company) followed by a recapitalization. A reverse recapitalization is not accounted for as a business combination because the shell company is not a business. Since a reverse recapitalization is not accounted for as a business combination, there would not be any goodwill recorded because of the reverse recapitalization transaction. Therefore, we have eliminated goodwill of $2,010,606 as of September 30, 2024. Rather, any excess of the fair value of the shares issued by the operating company over the value of the net monetary assets of the shell company is recognized as a reduction to equity. In a reverse recapitalization the legal acquirer/issuer is a shell company, the Company.

On November 08, 2024, the management of the Company concluded that the Company’s previously issued financial statements for the year ended December 31, 2023, and 2022 (“Restated Period”), as well as for the interim periods included in that fiscal year (the “Restated Periods”), should no longer be relied upon because of elimination of goodwill as described above that resulted in material misstatements of net assets. Additionally, the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to our financial statements for the Restated Periods.

The Company has discussed the matters disclosed herein with Michael Gillespie & Associates, PLLC (“Gillespie”), the Company’s independent registered public accounting firm.

7.01 REGULATION FD DISCLOSURE.

We anticipate our financial results for the three months ended September 30, 2024, to be approximately as follows:

●	$1,982,252 in revenue.

●	$7,495,854 in total expenses.

●	$5,529,477 net loss.

●	$0.04 loss per common share.

●	$199,337 in net liability, including elimination of goodwill as restated.

●	$2,696,645 in total assets, including elimination of goodwill as restated.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

November 12, 2024	By:	/s/ David Boulette
Date		David Boulette
Chief Executive Officer
(Principal Executive Officer)